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                                                                Exhibit (h)(2)

                               STATE STREET CORP.
                    INVESTOR REPORTING SERVICES FEE SCHEDULE
                                       FOR
               GLOBAL SECURITIES LENDING NAVIGATOR PRIME PORTFOLIO


I.  MONTHLY FUND SERVICE FEE AND ACTIVITY BASED FEES


Billed at an annualized .0015% on shareholder balances.


III. REPORTING REQUESTS REQUIRING SYSTEMS ENHANCEMENTS


The fund will incur the expense for all requests requiring customized development from the vendor, Phoenix Systems, Inc. based on the quote provided by the vendor.

The fund will incur the expense for all non-scheduled requests for reporting and file extracts requiring system support at a cost of $150.00 per project hour, at a minimum of $150.00.


IV. AUTHORIZATION



Global Securities Lending                       Investor Reporting Services

By ____________________________                 By _______________________

Title _________________________                 Title_____________________

Date __________________________                 Date _____________________